UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2016

__________

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

__________

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2016 the Board of Directors of the Company announced that Mr.  Daniel E. Pittard was elected as a director of WD-40 Company. This change was effective June 20, 2016.

Mr. Pittard most recently served as president and chief executive officer and a board member for Rubio’s Restaurants Inc.  Prior to that Mr. Pittard held key executive positions at companies including McKinsey & Company, PepsiCo/Frito-Lay, Gateway and Amoco Corp. (now part of BP). Mr. Pittard retired in 2012 and continues as a private investor and board member.  He received his bachelor of science in industrial management from Georgia Institute of Technology and his masters in business administration from Harvard School of Business.

Mr. Pittard has been appointed to serve as a member of the Audit Committee and the Finance Committee of the Board of Directors. With this addition, WD-40 Company’s board will have 11 directors.

For his service as a director from the date of his election to the next annual meeting of stockholders, Mr. Pittard is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 12, 2015 (the “Plan”).  A copy of the Plan is attached as Exhibit 10(a) to this Current Report on Form 8-K.  Accordingly, Mr. Pittard has received a restricted stock unit (“RSU”) award covering 484 shares of the Company’s common stock, which has a fair market value of $55,437.36 as of the June 20, 2016 award grant date. The RSU award is fully vested and provides for the issuance of 484 shares of the Company’s common stock to Mr. Pittard following his termination of service as a director. Until issuance of the RSU shares, the RSUs awarded will be entitled to receive dividend equivalent payments with respect to the RSUs, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the Plan, Mr. Pittard is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $28,000.  Mr.  Pittard has elected to receive the entire amount of such base compensation in cash. As a member of the Audit Committee and the Finance Committee, Mr. Pittard will receive additional cash compensation of $4,000 and $2,000, respectively, for his service on each committee until the next annual meeting of stockholders.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	WD-40 Directors’ Compensation Policy and Election Plan dated October 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: June 24, 2016	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer